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                                                       EXHIBIT 10.20



                               DTE ENERGY COMPANY

                           RESTRICTED STOCK AGREEMENT


         WHEREAS, ANTHONY F. EARLEY, JR. (the "Grantee") is an employee of The Detroit Edison Company, a Michigan corporation and subsidiary of DTE Energy Company; (the "Company"); and

         WHEREAS, the execution of this agreement (this "Agreement") and the grant provided herein has been authorized by a resolution of the Board of Directors of the Company that was duly adopted on March 23, 1998 (the "Date of Grant");
         NOW, THEREFORE, the Company hereby grants to the Grantee 30,000 shares of Common Stock of the Company (the "Restricted Stock"), effective as of the Date of Grant and subject to the following terms, conditions, limitation and restrictions:

                                    ARTICLE I

                                   DEFINITIONS

         All terms used herein with initial capital letters shall have the following meanings:

         1. "Change in Control of the Company" means the occurrence of any of the following events:

                  a. The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 55% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the "Voting Stock") of the Company immediately prior to such transaction;
                  b. The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer, less than 55% of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate (directly or through ownership of Voting Stock of the
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                  Company or a Subsidiary) by the holders of Voting Stock of the
                  Company immediately prior to such sale or transfer;
                  c. There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person
                  (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company;
                  d. If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this paragraph (d) each director who is first elected, or first nominated for election, by the Company's stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period; or
                  e. The approval of the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  Notwithstanding the foregoing provisions of paragraph (c) above, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company, a "Change in Control" shall not be deemed to have occurred for purposes of paragraph (c) solely because (i) the Company (ii) a Subsidiary, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to
                  Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise.

         2. "Restriction Period" means the period commencing on the Date of Grant and ending on August 1, 2000.

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         3. "Subsidiary" means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock (as defined in Section 1(a) above).
         4. "Vesting Cycle" means each of the following three periods during the Restriction Period: the period commencing on the Date of Grant and ending on August 1, 1998; the period beginning on the Date of Grant and ending on August 1, 1999; and the period beginning on the Date of Grant and ending on August 1, 2000.

                                   ARTICLE II

                        CERTAIN TERMS OF RESTRICTED STOCK


         1. Issuance of Restricted Stock. The shares of Restricted Stock covered by this Agreement shall be shares of Common Stock of the Company (the "Common Stock") purchased by the Company in the open market for the Grantee. Such shares shall be represented by a certificate or certificates registered in the Grantee's name, which shall be endorsed with an appropriate legend referring to the restrictions hereinafter set forth.
         2. Restrictions on Transfer of Shares. The shares of Common Stock subject to this grant of Restricted Stock may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee except to the Company until the shares of Restricted Stock have become nonforfeitable as provided in Section 3 hereof, provided, however, that the Grantee's rights with respect to such shares of Common Stock may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 2 of this Article II shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such shares of Common Stock.
         3. Vesting of Restricted Stock.
            a) So long as the Grantee shall have remained in the continuous employ of the Company or a Subsidiary during a Vesting Cycle, one-third of the shares of Restricted Stock granted by this Agreement shall become nonforfeitable on the last day of such vesting Cycle.

            b) Notwithstanding the provisions of Section 3(a) hereof, the Restricted Stock shall become immediately and fully vested and nonforfeitable upon (i) any "Change in Control of the Company" that shall occur while the Grantee is an employee of the Company or a Subsidiary or (ii) Grantee's termination of


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                  employment by the Company or Subsidiary due to the Grantee's total and permanent disability as defined in the Detroit Edison Company's Long Term Disability Plan or by reason of Grantee's death.
         4. Forfeiture of Shares. Any shares of Restricted Stock covered by this Agreement that have not become nonforfeitable pursuant to Section 3 shall be forfeited, except as provided in Section 3, if the Grantee's employment with the Company or a Subsidiary is terminated any time prior to the end of the Restricted Period. In the event of a forfeiture, the certificate(s) representing the shares of Restricted Stock covered by this Agreement that have been forfeited shall be canceled.
         5. Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the shares of Restricted Stock covered by this Agreement, including the right to vote such shares of Restricted Stock and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common Stock or other securities that the Grantee may become entitled to receive in respect of the Restricted Stock pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the shares of Restricted Stock covered by this Agreement.
         6. Retention of Stock Certificate(s) by the Company. The certificate(s) representing the Restricted Stock covered by this Agreement shall be held in custody by the Company, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3 of this Article II. Upon the lapse of the possibility of forfeiture with respect to any shares of Restricted Stock, the Company will deliver to Grantee a new certificate for such shares, subject to compliance with
Section 2 of Article III below and to the inclusion of any legend made necessary or advisable by the articles of Incorporation or By-laws of the Company or any other agreement Grantee may have entered into with the Company or other stockholders thereof or by reason of non-registration under the Securities Act of 1933 (the "Act").


                                   ARTICLE III

                               GENERAL PROVISIONS

         1. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable law; provided, however, notwithstanding any other provision of this

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Agreement, the Company shall not be obligated to issue any shares of Common
Stock pursuant to this Agreement if the issuance thereof would result in a violation of any federal or state securities laws or any other regulatory requirement. The Grantee understands that the Restricted Stock has not been registered under the Act. Upon the lapse of the restrictions on transfer relating thereto, the Grantee agrees that Grantee will not make any sale or other disposition of such shares in any manner that would violate the Act.
         2. Withholding Taxes. If the Company or any Subsidiary shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of shares of Common Stock or other securities pursuant to this Agreement, the Grantee shall remit such tax to the Company or Subsidiary for deposit with the applicable taxing authority under the applicable tax withholding rules or make provisions that are satisfactory to the Company or such Subsidiary for the payment thereof, and the Company may defer the issuance of a certificate evidencing shares of the Restricted Stock, or the issuance of a new certificate evidencing the lapse of the restrictions thereon, until such payment or provision has been made. The Grantee may elect that all or part of such withholding requirement be satisfied by (a) a cash payment, (b) by transfer to the Company of nonforfeitable, unrestricted shares of Common Stock (which have been owned by the Grantee for more than six months prior to the date of transfer and which have a fair market value based on the Fair Market Price (as defined below) on the date of transfer equal to the withholding obligation), (c) by authorizing the Company to withhold a portion of the nonforfeitable shares to be issued to Grantee which have a fair market value based on the Fair Market Price on the date such shares become nonforfeitable, or (d) a combination of such methods. For this purpose, Fair Market Price is defined as the average of the high and low sales prices of Common Stock as traded on the New York Stock Exchange.
         3. Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his employment among the Company and its Subsidiaries or, if so determined by the Special Committee on Compensation (the "Committee") of the Board of Directors of the Company, a leave of absence.
         4. Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time.
         5. Relation to Other Benefits. Awards under the Plan are not considered compensation for purposes of the Company's qualified and non-qualified savings plans, the Company's qualified and non-qualified retirement plans, insurance or any other Company-sponsored qualified or non-qualified employee benefit programs.

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         6. Amendments. This Agreement may be amended only by a writing executed by the Company and the Grantee.
         7. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
         8. Governing Law. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Michigan.
         9. Administration. The Committee shall be authorized to interpret this Agreement and make other determination which it believes necessary or advisable for the administration of this Agreement.

         This Agreement is executed by the Company as of the 23rd day of March, 1998.



                                       DTE ENERGY COMPANY




                                       -------------------------------
                                       John E. Lobbia
                                       Chairman and Chief Executive Officer




         The undersigned hereby acknowledges receipt of an executed original of this Restricted Stock Agreement and accepts the award of Restricted Stock granted thereunder on the terms and conditions set forth herein.






Date:  March 23, 1998                              ----------------------------
                                                   Anthony F. Earley, Jr.



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